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                                                               Exhibit 10.17(iv)
                                                                       EXHIBIT A


                                 PROMISSORY NOTE
                               DUE JANUARY 9, 2003


$721,875                                                      New York, New York
                                                                January 10, 2001

            FOR VALUE RECEIVED, the undersigned, William F. Miller III (herein called the "Borrower"), hereby promises to pay to ACCELERATED CLAIMS PROCESSING, INC., a Delaware corporation (the "Company"), the principal sum of Seven Hundred Twenty-One Thousand Eight Hundred Seventy-Five Dollars ($721,875) in two equal annual installments, commencing January 9, 2002 with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount hereof at a per-annum rate equal to 6.5% (representing the Company's current borrowing rate of the one year LIBOR rate plus 1 1/8%), from the date hereof, payable annually, commencing January 9, 2002, until the principal amount hereof shall have become due and payable, whether by acceleration, prepayment or otherwise.

            All payments of principal and interest on this Note shall be made at the offices of the Company at 401 Park Avenue South, New York, New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts. Regardless of any provision contained in this Note, the holder of this Note shall not be entitled to receive, collect or apply, as interest, or on principal if the Note is not paid when due, any amount which in the aggregate would exceed the maximum rate of interest permitted to be charged by applicable law.

            1. Events of Default. In case of the happening of any of the following events (herein sometimes called "Events of Default"):

            (a) if default shall be made in the due and punctual payment of any installment of principal or interest on this Note when and as such interest installment shall become due and payable, and such default shall have continued unremedied for a period of five business days;

            (b) if Borrower shall (i) apply for or consent to the appointment of, or the taking or possession by, a receiver, custodian, trustee or liquidator of himself or of all or a substantial part of his property,
      (ii) admit in writing his inability, or be generally unable, to pay his debts as such debts become due, (iii) make a general assignment for the benefit of his creditors, (iv) commence a voluntary case under the United States Bankruptcy Code or any other Federal or state bankruptcy, insolvency or similar law (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating
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      to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, or (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against him in an involuntary case under the United States Bankruptcy Code or any other Federal or state bankruptcy, insolvency or similar law; or

            (c) if a proceeding or case shall be commenced in any court of competent jurisdiction, seeking (i) the composition or readjustment of debts of Borrower, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of Borrower under any law relating to bankruptcy, insolvency, or composition or adjustment of debts, without the consent of Borrower, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 30 days, or an order for relief against Borrower shall be entered in an involuntary case under the United States Code or any other Federal or state bankruptcy, insolvency or similar law (as now or hereafter in effect);

then, and in every such event and at any time thereafter during the continuance of such event, the holder of this Note may by written notice to Borrower, declare this Note to be forthwith due and payable, whereupon this Note shall become, forthwith due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

            2. Consent to Jurisdiction; Waiver of Trial by Jury. As part of the consideration for the financial accommodation extended to Borrower by the Company, Borrower consents to the jurisdiction of any local, state or Federal court located within the State of New York, and waives personal service of any and all process upon Borrower, and consents that all such service of process be made by registered mail directed to the undersigned at the address stated herein and service so made shall be deemed to be completed three (3) days after the same shall have been posted as aforesaid. Borrower waives trial by jury and waives any objection to venue of any action instituted hereunder and consents to the granting of such legal or equitable relief as is deemed appropriate by the court.

            3. Waiver of Presentment, etc. Borrower hereby waives presentment, demand for payment, protest and notice of protest, notice of dishonor and all other notices in connection with the delivery, acceptance, performance or enforcement of this Note, assents to any extension or postponement of the time of payment or any other indulgence, and/or to the addition or release of any other party or person primarily or secondarily liable.

            4. Security; Full Recourse. This Note is secured by a pledge of certain Pledged Collateral as said term is defined in that certain Pledge Agreement, dated the date hereof, between Borrower and the Company. Borrower acknowledges that the Company shall


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have full recourse against Borrower and all of his properties and assets (in addition to the Pledged Collateral) for satisfaction of any and all obligations of Borrower hereunder.

            5. Amendments; Governing Law. This Note may not be modified or amended in any respect except in writing. This Note shall be governed by, and construed in accordance, with the laws of the State of New York, without regard to its conflicts of law rules.

            IN WITNESS WHEREOF, has caused this Note to be signed in his name as of the day and year first above written.






                                              __________________________________
                                                   William F. Miller III


ACCEPTED AND AGREED:

ACCELERATED CLAIMS PROCESSING, INC.



By_______________________________________


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